As filed with the Securities and Exchange Commission on April 10, 2007
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIONEX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2647429
(State of Incorporation)	(I.R.S. Employer Identification Number)
1228 Titan Way
Sunnyvale, CA 94085
(408) 737-0700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dionex Corporation 2004 Equity Incentive Plan
(Full Title of the Plan)

Lukas Braunschweiler, Ph.D.
President and Chief Executive Officer
Dionex Corporation
1228 Titan Way
Sunnyvale, CA 94085
(408) 737-0700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Christopher A. Westover, Esq.
Jodie M. Bourdet, Esq.
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of Securities to be Registered	registered (1)	share	price	registration fee
Common Stock, $0.001 par value per share under the Dionex Corporation 2004 Equity Incentive Plan (the “Plan”)	1,500,000	$68.33 (2)	$102,495,000	$3,146.60

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.

(2)	Represents the average of the high ($68.89) and low ($67.78) prices of the Common Stock on April 9, 2007, and is set forth solely for the purposes of calculating the filing fee pursuant to Rule 457(h) and is used only for shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-121081 on Form S-8, filed with the Securities and Exchange Commission on December 8, 2004, which registered 3,520,119 shares of the Company’s common stock with respect to the Dionex Corporation 2004 Equity Incentive Plan for which a registration fee was paid with the filing of such Registration Statement.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated by reference herein:
1.	The Annual Report on Form 10-K of the Registrant for the fiscal year ended June 30, 2006, filed on September 13, 2006.

2.	The Quarterly Reports on Form 10-Q of the Registrant for the three months ended September 30, 2006 and December 31, 2006, filed on December 31, 2006 and February 9, 2007, respectively.

3.	The Registrant’s Current Reports on Form 8-K, filed on August 8, 2006, November 21, 2006, December 6, 2006, January 17, 2007 and January 31, 2007.

4.	The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

5.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (see Signature Page)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant, Dionex Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 9, 2007

DIONEX CORPORATION

By:	/s/ Lukas Braunschweiler
Lukas Braunschweiler
President, Chief Executive Officer and Director
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Lukas Braunschweiler and Craig A. McCollam, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Lukas Braunschweiler Lukas Braunschweiler	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2007

/s/ Craig A. McCollam Craig A. McCollam	Vice President and Chief Financial Officer (Principal Financial Officer)	April 9, 2007

/s/ Riccardo Pigliucci Riccardo Pigliucci	Lead Director	April 9, 2007

/s/ David L. Anderson David L. Anderson	Director	April 9, 2007

/s/ A. Blaine Bowman	Director	April 9, 2007
A. Blaine Bowman

/s/ Roderick C. McGeary Roderick C. McGeary	Director	April 9, 2007

/s/ Michael W. Pope Michael W. Pope	Director	April 9, 2007

INDEX TO EXHIBITS

Exhibit
Number	Document
5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (see Signature Page)